EXHIBIT 23.3

CONSENT OF GRANT THORNTON LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2005, accompanying the consolidated financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Tarragon Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement and Prospectus.

/s/ Grant Thornton LLP

Dallas, Texas

March 31, 2005